Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2023 relating to the financial statements of Avalon Acquisition Inc. appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 7, 2023